UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2005

Extra Space Storage Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32269	201076777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2795 Cottonwood Parkway, Suite 400 Salt Lake City, UT	84121
(Address of principal executive offices)	(Zip Code)

801-562-5556

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 Completion of Acquisition or Disposition of Assets.

On July 14, 2005, Extra Space Storage Inc. (the “Company”), through its subsidiaries Extra Space Storage LLC (“ESS LLC”) and Extra Space Storage LP (“ESS OP”), closed the acquisition (the “Transaction”) of various entities that collectively comprise the Storage USA self-storage business pursuant to the Purchase and Sale Agreement (the “Agreement”), dated as of May 5, 2005, between ESS LLC, ESS OP, Security Capital Self Storage Incorporated (“Seller”), a Delaware corporation, PRISA Self Storage LLC, a Delaware limited liability company, PRISA II Self Storage LLC, a Delaware limited liability company, PRISA III Self Storage LLC, a Delaware limited liability company, VRS Self Storage LLC, a Delaware limited liability company, WCOT Self Storage LLC, a Delaware limited liability company, and The Prudential Insurance Company of America, a New Jersey corporation (together with its affiliates, “Prudential”). The Transaction was previously announced by the Company in its Form 8-K dated May 5, 2005.

In connection with the Transaction, the Company acquired 61 wholly-owned self storage properties, acquired SUSA Partnership, L.P.’s equity interest in 54 joint venture properties and assumed the management of 84 franchise and managed properties. In addition, 259 of the self-storage properties acquired in the Transaction were contributed to five separate limited liability companies that are owned by five subsidiaries of the Company (each, a “Company Sub”) and Prudential. As part of this contribution, the Company Subs and Prudential entered into limited liability company agreements which govern the rights and responsibilities of each such limited liability company. The following table summarizes the material terms of such agreements:

	JV 1	JV 2	JV 3	JV 4	JV 5	Totals
Number of Properties	97	74	36	29	23	259
Acquisition Cost (in millions)	$674.6	$547.5	$232.8	$191.2	$142.4	$1,788.5
Debt Financing (in millions)	$—	$—	$145.0	$93.3	$52.1	$290.4
Equity Investment by Company Subsidiaries	$13.5	$11.0	$4.4	$4.9	$4.5	$38.2
Initial Percentage Interest of Company Subs	2%	2%	5%	5%	5%
Preferred Return (through December 31, 2007)	8%	8%	10%	10%	9%
Promoted Percentage Interest of Company Subs	17%	17%	20%	20%	20%

Pursuant to the terms of each agreement, each limited liability company entered into a property management agreement with a subsidiary of the Company which authorizes such subsidiary to act as the day-to-day property manager of the properties held by such limited liability company in exchange for a property management fee equal to 6% of gross revenues derived therefrom. Joint approval by each Company Sub and Prudential is required with respect to certain major decisions relating to, among other things, acquisitions, certain dispositions, financing and leasing of the properties. In addition, subject to the terms of the applicable limited liability company agreement: (i) each Company Sub and Prudential have a right of first refusal with respect to the transfer of the other party’s interest in the applicable limited liability company; (ii) the applicable Company Sub has a right of first offer as a condition precedent to any sale by the applicable limited liability company of a property to a third party; and (iii) following the second anniversary of the closing, each Company Sub and Prudential have the right to trigger a buy-sell with respect to their interest in the applicable limited liability company.

A copy of the press release announcing the closing of the Transaction is attached as Exhibit 99.1 and is incorporated in this report by reference.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

Bridge Loan

On July 14, 2005, a subsidiary of the Company entered into a $100 million bridge loan with Wachovia Investment Holdings, LLC (the “Bridge Loan”), maturing on November 11, 2005. The Bridge Loan bears interest at the rate of LIBOR plus 150 basis points or at the base rate specified therein and is guaranteed by the Company and certain subsidiaries of the Company. The Bridge Loan provides for various customary events of default which could result in an acceleration of all amounts payable thereunder. The terms of the Bridge Loan require that it be repaid with the proceeds of any equity offerings by the Company.

Mortgage Loans

In connection with the Transaction, subsidiaries of the Company entered into three mortgage loans with Wachovia Bank, National Association (each, a “Mortgage Loan” and, collectively, the “Mortgage Loans”). One Mortgage Loan is in the original principal amount of $101 million, is secured by deeds of trust/mortgages on 19 self-storage properties, bears interest at the fixed annual rate of 5.285% and matures on August 11, 2015. A second Mortgage Loan is in the original principal amount of $112 million, is secured by deeds of trust/mortgages on 23 self-storage properties, bears interest at the fixed annual rate of 5.285% and matures on August 11, 2015. The third Mortgage Loan is in the original principal amount of $100 million, is secured by deeds of trust/mortgages on 15 self-storage properties, bears interest at the fixed annual rate of 5.26% and matures on August 11, 2010. Each of the Mortgage Loans provides for various customary events of default which could result in an acceleration of all amounts payable thereunder.

Acquisition Loan

In connection with the Transaction, a subsidiary of the Company entered into a $28 million acquisition loan with Wachovia Bank, National Association (the “Acquisition Loan”), which matures on August 1, 2007. The Acquisition Loan is secured by the borrower’s interests in promissory notes and mortgages on eleven self-storage properties and bears interest at the rate of LIBOR plus 200 basis points. The Acquisition Loan provides for various customary events of default which could result in an acceleration of all amounts payable thereunder.

ITEM 3.02 Unregistered Sales of Equity Securities

In connection with the Transaction, on July 14, 2005, the Company issued approximately 1,470,150 units of limited partnership interest in ESS OP (the “ESS OP Units”) with an aggregate value of approximately $22.7 million. Beginning on the first anniversary of the closing of the Transaction, these ESS OP Units are exchangeable, on a one-for-one basis, for shares of common stock of the Company, subject to the right of the Company to pay cash in lieu of issuing shares at the then fair market value of the shares. The ESS OP Units were issued pursuant to the exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), contained in Section 4(2) and Regulation D thereof. Each recipient of ESS OP Units was an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act. Pursuant to the terms of the Agreement, additional ESS OP Units may be issued following any final purchase price adjustments.

In connection with the Transaction, each recipient of ESS OP Units (the “holders”) entered into a lock up agreement with ESS OP and a registration rights agreement with the Company. The registration rights agreement requires the Company to use commercially reasonable efforts to file with the Securities and Exchange Commission no later than 12 months following the date of the closing of the Transaction a registration statement under the Securities Act on Form S-3 covering future resales of any shares of common stock received by the holders upon exchange of the ESS OP Units issued to them in the Transaction and to cause such registration statement to be declared effective as soon as practicable thereafter.

ITEM 9.01 Financial Statements and Exhibits.

Set forth below are the financial statements relating to the completed acquisition described above that are required to be filed as part of this Form 8-K:

(a)	Financial Statements of Business Acquired.

The financial statements required by this item will be filed by amendment not later than 71 calendar days after the date that this Form 8-K must be filed.

(b)	Pro Forma Financial Information.

The financial information required by this item will be filed by amendment not later than 71 calendar days after the date that this Form 8-K must be filed.

(c)	Exhibits.

Exhibit 99.1	Press Release, dated July 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRA SPACE STORAGE INC.

By:	/s/ Charles L. Allen
Name:	Charles L. Allen
Title:	Senior Vice President,
Senior Legal Counsel

Date: July 14, 2005